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                                                                     Exhibit 3.4

                           Certificate Of Amendment
                                      Of
                           Articles Of Incorporation
                                      Of
                       Pinnacle Oil International, Inc.
                            (A Nevada corporation)


Daniel C. Topolinsky and John M. Woodbury, Jr., the duly elected and acting President and Secretary, respectively, of Pinnacle Oil International, Inc., a Nevada corporation (the "Company"), do hereby certify that the Board of Directors of the Company, without a meeting by written consent, in accordance with Section 78.930(1)(a) of the Nevada Revised Statutes, and the stockholders of the Company, without a meeting by written consent, in accordance with Sections 78.390(1)(b) and 78.320(2) of the Nevada Revised Statutes, have each duly approved the following amendments to the of Articles of Incorporation of the Company:

                                      I.

Article I of the Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

     "Article I.   The name of the Corporation is Energy Exploration
Technologies.

                                      II.

The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Company, without a meeting by written consent, in accordance with Section 78.930(1)(a) of the Nevada Revised Statutes.

                                     III.

The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the holders of the common stock of the Company, without a meeting by written consent, in accordance with Sections 78.390(1)(b) and 78.320(2) of the Nevada Revised Statutes. An affirmative vote of a majority, i.e., more than fifty percent of the outstanding shares of common stock is required for approval of the amendment under Section 78.390(1)(b) of the of the Nevada Revised Statutes. A majority of the outstanding shares of common stock voted in favor of the amendment, without a meeting by written consent, in accordance with Section 78.320(2) of the Nevada Revised Statutes, thereby satisfying the approval requirements of Section 78.390(1)(b) of the of the Nevada Revised Statutes.

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We hereby each further declare under penalty of perjury under the laws of the
State of Nevada that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.

Dated:  June 7, 2000


                                         /s/  Daniel C. Topolinsky
                                         ---------------------------------------
                                         Daniel C. Topolinsky, President

                                         /s/  John M. Woodbury, Jr.
                                         ---------------------------------------
                                         John M. Woodbury, Jr., Secretary

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